EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Hope Bancorp, Inc.:
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-179241, 333-145014, and 333-213200) of Hope Bancorp, Inc. of our report dated March 1, 2018 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Hope Bancorp, Inc. for the year ended December 31, 2017.

/s/ Crowe Horwath, LLP
Los Angeles, California
March 1, 2018